UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

PFO GLOBAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-167380	65-0434332
(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Esters Blvd., Suite 100, Irving, TX 75063

(Address of principal executive offices)

(972) 573-6135

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, the employment of Kenneth Elstad, who had served as the Executive Vice President of Sales of PFO Global, Inc. (the “Company”), was terminated effective as of that date. The employment agreement, dated as of December 1, 2014, between the Company and Mr. Elstad was also terminated effective as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 11, 2015

PFO GLOBAL, Inc.

By /s/ Tim Kinnear
Name: Tim Kinnear Title: Chief Financial Officer